Exhibit 10.8

THIS DEED is made on the 27th day of December, 2024

BETWEEN:-

1.	CHANCE ACHIEVE LIMITED, a company incorporated in Hong Kong whose registered office is situated at Room 314, 3/F, Lippo Sun Plaza, 28 Canton Road, Tsimshatsui, Hong Kong (the “Assignor”);

2.	STAR EQUITY ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands and whose registered office is situated at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Assignee”); and

3.	SMART (TECHNOLOGY) GLOBAL LIMITED, a company incorporated in Hong Kong whose registered office is at No.51-53 Fuk Hi Street, Yuen Long, Hong Kong (the “Company”).

WHEREAS:-

(A)	Pursuant to two Loan Agreements dated 18 May 2022 and 3 March 2023 respectively entered into between the Assignor as lender and the Company as borrower (the “Loan Agreements”), the Assignor granted to the Company interest-bearing loan facilities in the respective principal sum of HK43,000,000.00 and HK$20,000,000.00.

(B)	As at the date hereof, the total indebtedness (including all outstanding principal and interest) owing by the Company to the Assignor under the Loan Agreements is HK$63,955,262.69 (the “Debt”).

(B)	The Assignor agrees to transfer and assign all its title, rights, interests and benefits of and in the Debt and the Loan Agreements to the Assignee.

NOW THIS DEED WITNESSETH as follows:-

1.	In consideration of the sum of HK$64,000,000.00 (receipt of which is hereby acknowledged by the Assignor), the Assignor as beneficial owner hereby assigns to the Assignee the Debt due and owing to it and the full right, interest and benefit thereof and therein and under the Loan Agreements (collectively the “said interests”).

2.	The Assignor and the Company hereby jointly and severally represent and warrant and confirm to the Assignee that:-

(a)	the information set out in the Recitals hereto is true and correct;

(b)	the Debt is now due and owing in full to the Assignor from the Company and that the Debt is valid and subsisting as at the date hereof and free from all claims, liens, charges, encumbrances, options, equities, third party rights, adverse interest and equities whatsoever;

(c)	the Assignor has all the right, authority and power to assign its right and title in and to the Debt in the manner set out in this Deed; and

(d)	copy of the Loan Agreements provided to the Assignee is true and accurate and not misleading and sets out all the terms and conditions in respect of the Debt.

3.	The Assignor hereby represents and warrants to the Assignee that the Assignor has power to assign and transfer the Debt and the said interests to the Assignee in manner herein set out and there are no matters affecting the rights and obligations of the Assignor in respect of the Debt or the said interests or a purchaser or assignee for value thereof which has not been disclosed to the Assignee.

4.	(a)	The Company hereby acknowledges receipt of the notice of assignment of the Debt and the said interests in this Deed.

(b)	The Company hereby acknowledges the assignment of the Debt and the said interests by this Deed and confirms that as from the date hereof, the Debt is owed to the Assignee and it will,henceforth make all payments of the Debt and discharge all its obligations in respect thereof or under the Loan Agreements to the Assignee directly instead of the Assignor.

(c)	The Company agrees and consents to the foregoing and further undertakes to the Assignor and the Assignee that, upon receipt of any instructions or notices from the Assignee, it will henceforth make all payments of the Debt and discharge all of its obligations in respect thereof and under the Loan Agreements to the Assignee directly or as it may direct instead of to the Assignor.

5.	The Company further acknowledges and confirms that it has not, as at the date hereof, received any notice that any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-purchase, sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature or interest including any agreement for any of the same has been created or are subsisting over the Debt or any part thereof or any party has or will have any right or interest whatsoever in or over the Debt or any part thereof.

6.	The Assignor hereby undertakes to execute and do all such documents and acts and thing as may be necessary or desirable to perfect the Assignee’s title to the Debt or the Assignee’s rights to receive repayment of the Debt and to carry into effect or to give legal effect to the provisions of this Deed and the transactions hereby contemplated.

7.	This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Courts of Hong Kong.

IN WITNESS whereof the parties hereto have executed this Deed the day and year first above written.

SEALED with the COMMON SEAL of	)
THE ASSIGNOR	)
and SIGNED by	)
)
)
in the presence of/	)
whose signature(s) is(are) verified by:	)

SEALED with the COMMON SEAL of	)
THE ASSIGNEE	)
and SIGNED by	)
)
)
in the presence of/	)
whose signature(s) is(are) verified by:	)

SIGNED by	)
)
for and on behalf of	)
THE COMPANY	)
in the presence of/	)
whose signature(s) is(are) verified by:	)

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